UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2011

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida (Address of Principal Executive Offices)	33323 (Zip Code)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 31, 2011, Direct Insite Corp. (the “Company”) entered into a Termination and Settlement Agreement (the “Termination Agreement”) with James A. Cannavino, a director and former chief executive officer of the Company (“Mr. Cannavino”).

As disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission on May 27, 2011, Mr. Cannavino and the Company terminated that certain amended employment agreement, effective as of January 1, 2011 (the “Employment Agreement”), as of May 25, 2011.

Pursuant to the Termination Agreement, the Company, in full satisfaction of all obligations to Mr. Cannavino under the Employment Agreement, paid to Mr. Cannavino a lump sum payment of $620,400.  In addition, Mr. Cannavino agreed not to provide services to any competitor of the Company, solicit any customer of the Company to cease purchasing goods or services from the Company or solicit any employee of the Company, each through May 25, 2013.  Mr. Cannavino and the Company also provided each other a full release of all claims under the Employment Agreement.

The foregoing description is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No. 10.1	Description Termination Agreement, dated as of December 31, 2011, by and between Direct Insite Corp. and James A. Cannavino.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP.

/s/ Matthew E. Oakes
Matthew E. Oakes
Chief Executive Officer

Dated: January 6, 2012